Exhibit 24.1



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this Registration State-ment of our reports dated February 3, 1995 included in XOMA Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.



                                        ARTHUR ANDERSEN LLP


San Francisco, California,
  September 26, 1995